Exhibit 10.9

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), made as of the 1st day of March, 2008, by and between BoMin2035M LLC, an Arizona Limited Liability Company having its address at 7237 Birdview Avenue, Malibu, California, 90265 (hereinafter called “Landlord”) and LifeLock Inc., a Delaware corporation, having its address at 60 E. Rio Salado Parkway, Suite 400 Tempe Arizona 85281 (hereinafter called “Tenant”).

WITNESSETH:

1. PREMISES. The “Building” is a 25,000 square feet building. The site upon which the Building is located consists of approximately +/- 2.52 acres and the address is 2035 W. 4TH Street, Tempe, Arizona aka 505 S. Madison Ave., Tempe, Arizona, consisting of tax parcel #124-39-048A.

In consideration of the rents and covenants herein set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the real property located in the city of Tempe, County of Maricopa, State of Arizona, more particularly described on attached Exhibit A (the “Premises” or “Property”) for the purpose of it being a call center and office. The Lease of the Premises shall be for the term, upon the rentals and subject to the terms and conditions set forth in this Lease and Schedules hereto.

2. USE, PERMITTED USES, QUIET ENJOYMENT. The Premises shall be used by Tenant for the purpose of conducting therein an office facility and call center. So long as Tenant is not in default of any covenant or term of this Lease, Tenant shall have the right to peaceful and quiet enjoyment of the Premises during the term hereof.

2 (a). Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order or which constitutes a nuisance or waste. Tenant shall promptly take all actions necessary to comply with all applicable statues, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including but not limited to the Occupational Safety and Health Act.

2 (b). Hazardous Materials. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, subtenants or invitees without the prior written consent of Landlord, which consent shall be in Landlord’s sole discretion. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

2 (c). As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

2 (d). Subject to Tenant’s covenant to comply with all laws under Section 2(a), Tenant may bring upon, keep and use on the Premises general office supplies typically used in an office in the ordinary course of business, including but not limited to copier toner, liquid paper, glue, ink and janitorial supplies, so long as such supplies are used in the manner for which they were designed and in such amounts as may be normal for the business operations conducted by Tenant in the Premises.

2 (e). Tenant agrees to indemnify, defend and hold harmless Landlord from any and all claims, demands, actions, suits, proceedings, hearings, investigations, responsibility, liability, orders, injunctions, judgments, fines or damages arising out of or relating to Tenant’s present or future use of, or activities or operations on or at, the Premises, or arising from or relating to any breach of this Section 2. Tenant also agrees to indemnify and hold harmless Landlord for any and all costs and expenses incurred in connection therewith, including without limitation, any and all attorneys’ and expert witness fees, investigative, removal, remedial, corrective or mitigating action costs, fines and penalties. These indemnities shall survive the termination of this Lease.

3. TERM AND TERMINATION OF THE LEASE. The Term shall be for five (5) years from the Commencement Date. If the Commencement Date of this Lease is other than the first day of a calendar month, the Lease Term shall expire on the last day of the calendar month containing the fifth (5th) anniversary of the Commencement Date.

3 (a). The term of this Lease shall commence when the Tenant Improvements have been substantially completed (“Commencement Date”). Each of the parties hereto agrees, upon demand of the other, to execute a declaration expressing the Commencement Date of the term as soon as the Commencement Date is determined. “Substantially Completed” shall mean completion of all Tenant Improvements subject only to the completion of minor punch-list items that do not interfere with Tenant’s use and occupancy of the Premises as determined on a commercially reasonable basis.

3 (b). In the event that the Tenant Improvements are not Substantially Completed within fourteen (14) working business days from Landlord’s receipt of the carpet and paint supplies for a reason other than Force Majeure (as defined herein), Tenant may terminate this Lease by giving written notice to Landlord within ten (10) days after such date. If Tenant gives such notice, the Lease shall be cancelled and Security Deposit refunded to Tenant in accordance with Section 4(b) hereof, and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant’s right to cancel the Lease shall expire and the Lease Term shall commence upon delivery of possession of the Premises to Tenant in accordance with Section 3(a). The phrase “Lease Year” shall mean each consecutive twelve (12) month period of the term of this Lease, the first of which shall commence on the first day of the first full month of the term of this Lease.

3 (c). Delay in Commencement. Landlord’s failure to deliver the Premises to Tenant within the time period set forth in Section 3(b) shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Premises to the Tenant, plus the number of days necessary to end the Lease Term on the last day of a month.

3 (d). Subject to Section 34, this Lease shall terminate at the end of the original Term without the necessity of any notice from either Landlord or Tenant to terminate the same.

3 (e). Tenant shall have a one-time right to terminate the Lease at the end of the thirty-sixth month (36th) provided Tenant is not then in default under the Lease by providing written notice to Landlord no later then six (6) months prior to the end of the thirty sixth (36th) month of their desire to terminate (“Termination Notice”). At the time of providing said notice, Tenant shall pay to Landlord a termination fee equal to six (6) months of the then current Monthly Base Rental for a total of $187,272.00, plus the unamortized balance of the leasing commissions based upon the total costs of the commissions and the Tenant Improvements paid by the Landlord relative to this Lease. In the event Tenant fails to timely provide Landlord with the Termination Notice and termination fee, Tenant shall be deemed to have waived its right to terminate the Lease.

3 (f). Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in as good order, condition and repair as received except for reasonable wear and/or casualty damage (as long as appropriate insurance has been purchased by the Tenant in compliance with this Lease). Tenant shall remove all personal property of Tenant, as directed or requested by Landlord. Any property left on the Premises at the expiration or other termination of this Lease or after the happening of any of the events of default may at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant. If Tenant holds over after the said term with the consent of Landlord, express or implied, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay the Holdover Rent, as defined below, and all other charges and also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If Tenant holds over after the said term without the consent of Landlord and shall fail to vacate the Premises after the expiration or sooner termination of this Lease for any cause or after Tenant’s right to occupy same ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall be liable to Landlord for rent at one hundred fifty percent (150%) times the monthly installment of rent as provided in this Lease for the last month of the term here for each month holdover thereafter (“Holdover Rent”). Tenant’s obligations to observe or perform all of the terms, covenants, conditions, provisions and agreements of this section shall survive the expiration or other termination of this Lease for the period of any Tenant holdover. All personal property presently existing in the building is listed as Exhibit B and is accepted by Tenant “as is” as defined in 7(c).

4. RENT AND EXPENSES.

4 (a). Base Rent Rate. Tenant covenants and agrees to pay to Landlord, as rental for the Premises an “Annual Base Rental” in an amount equal to twelve (12) multiplied by the “Monthly Base Rental” as follows: $30,000 per month for months 1 through 12, $30,600 for months 13 through 24, $31,212 for months 25 through 36, $31,836.24 for months 37 through 48, $32,472.96 for months 49 through 60 payable in advance in monthly installments on the first day of each full calendar month during the term, the first such payment to include rent prorated on a daily basis for the period, if any, from the date of the Commencement Date to the first day of the first full calendar month in the term. The Parties acknowledge and agree that the Monthly Base Rental was calculated based upon 25,000 rentable square feet in the Property. The parties acknowledge and agree for purposes of this Lease that the rentable square footage of the Property is 25,000 square feet regardless of the actual rentable square footage of the Property.

4 (b). Security Deposit. Upon execution of this Lease, Tenant shall pay to Landlord a security deposit equal to six (6) months Monthly Base Rental or $150,000 to be held by Landlord in a non-interest bearing account. If Tenant is not in default of this Lease and Tenant has not elected to terminate the Lease, commencing in month 36 in accordance with Section 3(e), Tenant may apply $75,000 of said Security Deposit to the Monthly Base Rental in equal monthly installments or as otherwise agreed to by Landlord and Tenant. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Upon termination of the Lease Term and there is no Tenant’s default, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

4 (c). Deleted.

4 (d). Additional Rent. In addition to the Monthly Base Rental, Tenant further covenants and agrees to pay to Landlord with each such monthly installment the actual excise, sales or privilege tax now or hereafter imposed or levied by any government or governmental agency upon Landlord on account of such payments. Tenant shall pay its pro rata share (100%) of all costs incurred by Landlord for Operating Expense. Operating Expense shall mean the total of all costs and expenses incurred in operating, maintaining, managing and repairing the Premises, including, without limitation, all sums expended for cleaning, sweeping and janitorial services; landscaping; painting; preventative maintenance; public liability and property damage, casualty and other insurance; and maintenance of the exterior buildings; reasonable reserves; replacement and repair of lighting and other equipment utilities; signage; removal of trash;

depreciation and rental on machinery and equipment used in such maintenance; all utilities consumed with respect to the Premises. Notwithstanding anything to the contrary herein, Operating Expenses shall not, however, be deemed to include the costs of (i) structural repairs to the Building; (ii) depreciation of the Building or any furniture, equipment or fixtures used or located therein; (iii) repairs and/or maintenance caused by the gross negligence or willful misconduct of Landlord, or its employees, agents, guests, invitees or contractors; (iv) any testing, removal or remediation of any Hazardous Materials, unless caused by the acts of Tenant, or any of its employees, agents or contractors; (v) expenses for which Landlord is actually reimbursed or indemnified and actually receives payment (whether by an insurer, condemnor, tenant or otherwise); (vi) interest or amortization payments on any encumbrance; (vii) ground rental payments, if any; (viii) tenant improvement costs and/or leasing commissions; (ix) or overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Building (except for a management fee equal to one percent (1%) of the rents payable hereunder which may be charged as part of the Operating Expense).

4 (e). Real Property Taxes. Landlord shall provide Tenant written notice of all Real Property Taxes on the Premises promptly upon Landlord’s receipt of same. Tenant shall pay all Real Property Taxes on the Premises (including any fees, taxes, or assessments against, or as a result of any Tenant improvements, installed on the Premises by or for the benefit of Tenant) during the Lease Term. Such payments shall be made at least thirty (30) days prior to the delinquency date of the taxes. Within such thirty (30) day period, upon written request, Tenant shall furnish Landlord with satisfactory evidence that the Real Property Taxes have been paid. If Tenant fails to pay the Real Property Taxes then due, Landlord may pay the taxes and Tenant shall reimburse Landlord within twenty (20) days of Landlord’s written request and thereof proof of payment as Additional Rent. At Tenant’s request, Landlord and Tenant will cooperate to have real property tax bills sent directly to Tenant. Tenant shall promptly provide Landlord with a copy of any such bills sent directly to Tenant.

4 (f). Real Property Taxes means: (1) any license fee, license tax, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises; (2) any tax on the Landlord’s right to receive, or the receipt of rent or income from the Premises or against Landlord’s business of leasing the Premises; (3) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; and (4) any costs incurred by Landlord in protesting or appealing the amount of the Real Property Taxes, to the extent such costs do not exceed the benefits realized. Real Property Taxes does not include Landlord’s federal or state income, inheritance or estate taxes. If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord or upon the owner of the Premises, with respect to the Premises or the rents or income therefrom, in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax subject matter, such other tax or assessment shall be deemed to be included in Real Property Taxes.

4 (g). Tenant’s Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest costs, charges and penalties which may accrue if Tenant’s action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under the “tax sale” or similar enforcement proceeding.

4 (h). Personal Property Taxes. Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property. If any of Tenant’s personal property is taxed with the property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after tenant receives a written statement from Landlord for such personal property taxes.

4 (i). Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as additional rent in this Lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant of the amount payable or on the twentieth (20th) day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such additional rent.

4 (j). All rentals payable by Tenant to Landlord under this Lease shall be paid to Landlord at the office of Landlord’s Representative herein designated or to such other representative of Landlord (including Landlord) as Landlord may designate from time to time by notice to Tenant. Tenant will promptly pay all rentals herein prescribed when and as the same shall become due and payable. If Landlord shall pay any monies or incur any expenses in correction of violations of covenants herein set forth, the amount so paid or incurred shall, at Landlord’s option, and on notice to Tenant, be considered additional rentals, payable by Tenant with the first installment of rent thereafter becoming due and payable or on the twentieth (20th) day after Landlord’s notice, whichever shall be later. Such additional rental may be collected or enforced as by law provided in respect of rentals.

5. ADVANCED RENT. None

6. IMPROVEMENTS.

6 (a). Scope of Tenant Improvements. Landlord agrees to replace the existing carpet with carpet of a quality and grade similar to the existing carpet in a color and style reasonably approved by Tenant within three (3) business days of execution of this Lease, to repaint the interior walls with a like color reasonably approved by Tenant within three (3) business days of execution of this Lease, and to repair the HVAC as set forth in the report prepared by Sun Air dated January 28, 2008 (“Tenant Improvements”). The parties agree that Landlord will only re-carpet the interior spaces where carpet presently exists with like kind and re-paint the interior where paint already exists. Landlord shall perform the Tenant Improvements with all due diligence, in a good workman like manner, in accordance with all applicable statutes, ordinances, rules, regulations and codes of any governmental authority having jurisdiction over the Premises.

6 (b). Within three (3) business days following substantial completion of the Tenant Improvements (as set forth in Section 3(a) herein), Tenant shall provide Landlord with a list of the Punch List Items. Landlord shall diligently complete the Punch List Items as soon as possible after substantial completion of the Tenant Improvements but in all events no later than fifteen (15) business days following delivery of the Punch List Items to Landlord. “Punch List Items” as used herein refer to any minor, non-structural repairs and replacements that need to be completed by Landlord in order to complete the Tenant Improvements in a workmanlike manner. “Minor, nonstructural repairs and replacements” shall mean repairs and replacements that do not interfere with the use and occupancy of the Premises as determined on a commercially reasonable basis.

6 (c). Within fourteen (14) business days of mutual execution this Lease (“Building Inspection Period”), Tenant shall be entitled to inspect all building systems at the Building (including but not limited to electrical and plumbing systems) to determine whether they are in good working condition. Prior to the expiration of the Building Inspection Period, if Tenant becomes aware that any building systems are not in good working condition, Tenant shall provide Landlord with written notice setting forth the details of what corrective action is necessary and the estimated cost supplied by an appropriate service provider licensed to conduct and complete such work. Thereafter, Landlord shall pay Tenant to repair said building systems subject to the limits set forth below. Landlord’s duty to pay for repair to the building systems shall not require Landlord to pay for any replacement or upgrade to any systems or to pay to install any new systems.

Landlord shall only be responsible for the costs to repair the building systems in an amount not to exceed thirty thousand dollars ($30,000). If the estimated cost to repair the building systems exceeds thirty thousand dollars ($30,000), Tenant may elect to either complete the repairs and pay all amounts in excess of $30,000 at Tenant’s sole cost and expense, or terminate this Lease by providing Landlord with written notice of Tenant’s election to terminate within the Building Inspection Period.

Promptly following the mutual execution of this Lease, Landlord shall order the carpet for the Tenant Improvements and pay a deposit for the carpet; however, Landlord shall not be required to have the carpet shipped until the earlier of (i) expiration of the Building Inspection Period or (ii) Landlord’s receipt of written notice from Tenant that all of the building systems are in good working condition. In the event Tenant elects to terminate the Lease as provided in this Section 6(c) and Landlord cancels the carpet order, Tenant shall pay to Landlord any and all cancellation fees actually incurred by Landlord in cancellation of the carpet order within five (5) business days from Tenant’s receipt of an invoice from Landlord setting forth the cancellation fees.

7. UTILITIES AND MAINTENANCE.

7 (a). Utilities. Tenant agrees to contract directly for all gas, electricity, water, fuel, cable, landscape, telephone, trash container and any other utility charges for the Premises or used by Tenant in connection therewith. If Tenant does not pay the same, Landlord may at its option do so and such payment shall be additional rent to be paid by Tenant within (20) twenty days after Landlord delivers a bill therefore. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any interruption, curtailment or suspension of the supply of water, sewage, electrical current, elevators, cleaning, heating, ventilating and air-conditioning, and other services, unless such interruption, curtailment, or suspension is caused by Landlord, its employees, agents, officers, managers, members, directors, contractors, guests or invitees and continues for a period of more than forty-eight (48) hours. Tenant shall have the right to select at its sole expense the telephone service for the Premises.

7 (b). Service Contracts. Tenant shall obtain service contracts for repairs at the Premises including, but not limited, a service contract for the quarterly roof inspection, repair and maintenance, HVAC system inspection, repair and maintenance, as well as biannual or more frequent contracts for the generator, fire alarm safety, landscaping, security/camera and alarm systems, UPS maintenance system controls and all other care and maintenance of the Premises deemed reasonably necessary by Landlord. Subject to Section 12, all damage, injury or breakage to any part or portion of the Premises caused by Tenant or Tenant’s employees, agents, contractors, guests and invitees shall be promptly repaired by Tenant, at Tenant’s sole cost and expense. In the event Tenant fails to do so, Landlord may make any such repairs within a reasonable amount of time after notice to Tenant and an opportunity to repair (except in the case of emergency when such repairs can be made immediately), and charge Tenant for the actual cost of such repairs as additional rent. Tenant waives all rights to make repairs to the Premises at the expense of Landlord, or to deduct the cost of such repairs from any payment owed to Landlord under the Lease.

7 (c). AS IS. Except for the Tenant Improvements, Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. Landlord makes no representations or warranties regarding the accuracy of any reports, documents or studies provided by Landlord to Tenant.

7 (d). Liens. Tenant shall at all times keep the Premises free from any liens arising out of any work performed or allegedly performed by or for Tenant, materials furnished or allegedly furnished or obligations incurred by or for Tenant except any work performed by Landlord pursuant to this Lease. Tenant, within 60 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien, at Tenant’s cost. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for mechanics’, materialmen’s or other liens in connection with any alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Tenant. Landlord reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Landlord.

8. Intentionally Deleted.

9. FIXTURES, EQUIPMENT AND APPURTENANCES. All fixtures, equipment, improvements and appurtenances permanently affixed to the Premises prior to or during the term of this Lease, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided in this Lease. Tenant accepts all fixtures, equipment, improvements and appurtenances “as is.” All electrical, telephone or other communication cables or wiring, plumbing, heating and sprinkling systems, fixtures, outlets, vaults, paneling, molding, ventilating, silencing, air-conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises. Where not affixed to the Premises, and if furnished and installed by and at the sole expense of Tenant, all removable electrical fixtures, telephones, carpets not fixed to the floor, drinking or tap water facilities, furniture, trade fixtures and business equipment shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord shall be, removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any such damage to the Premises or Building arising from such removal shall be paid by Tenant; provided, however, that the Tenant Improvements shall be deemed not to have been furnished and installed in the Premises by or at the sole expense of Tenant.

10. ALTERATIONS AND IMPROVEMENTS BY TENANT AFTER OCCUPANCY.

10 (a). Tenant shall make no alterations, additions or improvements in or to the Premises after the Commencement Date without Landlord’s prior written consent, which consent shall not be unreasonably conditioned or withheld and subject to Landlord’s reasonable approval of the licensed contractors that will perform such work. No major installation or work shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications therefore; and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such alterations, additions and improvements shall be done at Tenant’s sole expense and at such time and in such manner as Landlord may from time to time reasonably designate. If Tenant shall make any alterations, additions, or improvements, then Landlord may elect to require Tenant at the expiration of this Lease to restore the Premises to substantially the same condition as existed at the Commencement Date, provided Landlord notifies Tenant of such election at the time Landlord gives its consent for Tenant to perform the work. Without securing Landlord’s prior consent, Tenant shall be permitted to hang pictures and shelving and perform other similar minor decorating activities and to perform non-structural alterations (not exceeding an aggregate of $50,000 during any calendar year), which alterations do not require the acquisition of a building permit, provided that Tenant complies with all pertinent building code, fire, safety and other such governmental regulations and that Tenant does not take any action which could in any way interfere with the structure or maintenance of the Property.

10 (b). In the event any lien shall at any time be filed against the Premises or against any part of the Building by reason of work, labor, or services performed or alleged to have been performed by or for Tenant, or materials furnished or alleged to have been furnished by, for or to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall cause the same to be discharged of record or bonded in accordance with ARS §33-1004 within fifteen (15) days of Tenant becoming aware of such lien. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of the Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney’s fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord as additional rent on the first day of the next following month.

10 (c). Tenant shall pay when due all claims for labor and material and any other costs furnished to the Property for or on behalf to Tenant. Tenant shall give Landlord at least twenty days (20) days prior written notice of the commencement of any work on the property requiring Landlord’s consent. Landlord may elect to record and post notices of non-responsibility on the Property. If Tenant or Landlord shall contest the validity of any such lien, claim or demand, the Tenant shall at its sole cost and expense defend and protect itself and the Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon against the Landlord and or the Premises. Landlord may require Tenant to pay Landlord’s reasonable attorney fees and costs in participating in such action if Landlord shall deem it in its best interest.

11. SIGNS, ADVERTISING AND AUCTIONS.

11 (a). Tenant will not place or suffer to be placed or maintained as a monument or on the exterior of the Premises any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering, or advertising matter on any door or window of the Premises without first obtaining Landlord’s written approval thereof, which approval shall not be unreasonably withheld; and Tenant further agrees to maintain such sign, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times. The installation of any sign shall be made at Tenant’s sole cost and expense, and Landlord shall have no obligation to pay for the cost of installing or maintaining any such sign, decoration, lettering, or advertising. Such signage shall be in accordance with all City of Tempe code requirements.

11 (b). Tenant shall have the right to install its signage on the sides of the Building. Such signage shall be in accordance with all City of Tempe code requirements. Tenant may, at Tenant’s sole cost and expense or as part of the Tenant Improvements, construct, install and maintain signage at the Property.

11 (c). Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

12. INSPECTIONS AND REPAIRS BY LANDLORD.

12 (a). Landlord shall have no obligation after the Commencement Date to make any repairs or provide any maintenance to any portion of the Premises except Landlord shall be responsible for maintenance and repair of the exterior structural walls, foundation, structural beams and columns (provided Tenant has not altered in any manner any such beams and/or columns) of the Premises and replacement of the roof. Until replacement of the roof, Tenant shall pay any costs for roof repairs and maintenance and shall have a Tenant’s roof maintenance contract carried pursuant to Section 7(b). Tenant waives the benefit of any statue in effect now which might give Tenant the right to make repairs at Landlord’s expense or to terminate this Lease due to Landlord’s failure to keep the Premises in good order, condition and repair.

12 (b). Landlord, its agents, employees and contractors shall have the right to enter the Premises at all reasonable times for the purpose of making inspections or to make repairs, installations, maintenance, and replacements allowed under the terms of this Lease as well as to show it to potential buyers, investors or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable laws including environmental and all laws governing the presence of Hazardous Materials or for any other purpose Landlord deems reasonably necessary. Landlord shall give Tenant twenty four (24) hour prior Notice, except in case of emergency. Except in case of emergency, Landlord agrees that, to the extent reasonably possible, such inspections, installations, maintenance, repairs or replacements shall be made at such times and in such a manner as to not unreasonably disrupt Tenant’s normal business operations.

13. REPAIRS BY TENANT AND USE OF FLOOR.

13 (a). Tenant shall, unless designated as Landlord’s obligation under Section 12(a) above and at Tenant’s sole cost and expense at all times, keep the Premises and every part thereof in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilation, electrical, gas, water, sewage, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinklers and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), loading docks, exterior steps, foundations, ceilings, roofs, floors, windows, doors, locks, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks, and parkways located in, on, about, or adjacent to the Premises.

If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended).

It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition. Tenant, in keeping the Premises in good order, condition and repair in compliance with all applicable rules, laws and regulations, shall exercise and perform good maintenance practices. Tenant’s obligation shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

13 (b). Tenant shall not place a load upon the floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Tenant will comply with all laws, ordinances, rules and regulations of governmental authorities, all regulations and recommendations of the Fire Underwriters Rating Bureau and such reasonable rules and regulations as the Landlord may prescribe by written notice to Tenant with respect to the use or occupancy of the Premises or the Building.

13 (c). If any part of the Premises is damaged by any act or omission of Tenant, Tenant shall repair or replace such damaged property at its sole cost, subject to Section 13(a). If Tenant fails to maintain, repair or replace the property as required by this paragraph, Landlord may upon ten (10) days prior notice to Tenant (except that no time shall be required in the case of any emergency) enter the Premises and perform such maintenance or repair or replacement as needed in which case Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair promptly upon receipt of an invoice therefore.

14. INSURANCE AND OTHER CHARGES.

14 (a). Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Three Million Dollars ($3,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. Landlord shall not require any increase in Tenant’s insurance requirements more than once in any three (3) calendar years. Any increases shall not exceed the insurance requirements customarily contained in leases of space similar to the Premises to similar tenants. The liability insurance obtained by Tenant under this Paragraph 14 shall (i) be primary and non-contributing; and (ii) contain contractual liability coverage. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

14 (b). Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord or Tenant’s insurance policies maintained pursuant to this Section 14(b) in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

14 (c). Payment of Premiums. Tenant shall pay all premiums for the insurance policies described in Section 14 (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant’s receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary commercial general liability insurance insurance which Landlord elects to obtain as provided in Section 14. For insurance policies maintained by Landlord which also cover improvements on property other than the Premises, Tenant shall pay Tenant’s prorated share of the premiums. Tenant’s prorated share shall be equal to replacement value of the Building divided by the replacement value of all other improvements (including the Building) covered by the insurance policy. If insurance polices maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant’s share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant’s prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 14. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a copy of the policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Paragraph 14 is in full force and effect and containing such other information which Landlord reasonably requires.

14 (d). General Insurance Provisions.

(i) Any insurance which Tenant is required to maintain under this Lease shall include a provision by which the insurance carrier will endeavor to give Landlord not less than thirty (30) days’ written notice prior to any cancellation of such coverage (ten (10) days for non-payment of premium). Tenant shall, or cause Tenant’s insurer to, provide Landlord not less than thirty (30) days written notice of any reduction in coverage below the requirements of this Lease.

(ii) If Tenant fails to deliver any policy, certificate of renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or reduced beyond the requirements of the Lease during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii) Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-VII or better, as set forth in the most current issue of “Best Key Rating Guide”. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 14 may not be available in the future. Tenant acknowledges that the insurance described in this Section 14 is for the primary benefit of Landlord. If at anytime during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv) Tenant shall have the right to carry any insurance required of Tenant under this Lease in the form of a blanket or umbrella policy for the risks and in the minimum amounts specified herein.

(v) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

14 (e). Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amounts of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

14 (f). Interest on Past Due Obligations other than Rent. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

14 (g). Impounds for Insurance Premiums and Real Property Taxes. If requested by Landlord or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12)-month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual Real Property Taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Monthly Base Rental. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of Real Property Taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

15. INCREASE IN INSURANCE PREMIUM; WAIVER OF SUBROGATION.

15 (a). Tenant will not do or suffer to be done or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord’s policies insuring against loss or damage by fire or other hazards (including, without limitation, commercial general liability) or which will prevent Landlord from procuring such policies in companies reasonably acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept, in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or others in the Building to be increased beyond the minimum rate from time to time applicable to the Premises or to any such property for the use or uses made thereof, Tenant shall pay, as additional rent, the amount of any such increase upon Landlord’s demand.

15 (b). Landlord shall cause each insurance policy carried by it insuring the Building against loss by fire or any of the casualties covered by “All Risk” or “Special Form” coverage to be written in such a manner as to provide that the insurer waives all right to recovery by way of subrogation against Tenant in connection with any loss or damage covered by the policy. Tenant will cause each such insurance policy carried by it insuring the Premises as well as the contents thereof, including trade fixtures and personal property, against loss by fire or any of the casualties covered by “All Risk” or “Special Form” coverage to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the policy. Neither .party hereto shall be liable to the other for any loss or damage caused by fire or any of the casualties covered by standard extended coverage, which loss or damage is covered by the insurance policies maintained by the other party; provided that such policies are not invalidated by such waiver; and provided, further, that if either party shall be unable to obtain the waiver of subrogation required by this Section without additional premiums therefor, then unless the party claiming the benefits of such waiver shall agree to pay such party for the cost of such additional premium within thirty (30) days after notice of the statement setting forth such requirement and the amount of additional premium, such waiver shall be of no force and effect between such party and the claiming party. It is agreed that should either party fail to procure such waiver, if available without additional cost (or if available at additional cost and the other party has agreed to pay such additional premium), it will pay to the other in liquidated damages all monies to which any subrogator hereunder becomes entitled and the cost of reasonable legal defense of any claims for subrogating.

16. INDEMNIFICATION BY TENANT; EXONERATION.

16 (a). Except in matters involving the negligence of Landlord, Tenant will indemnify Landlord and save Landlord harmless for and against any and all claims, actions, damages, liability and expense, including attorney’s fees and other professional fees in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Premises or any part thereof occasioned wholly or in part by any act or omission of Tenant, its officers, employees, agents, guests, invitees or contractors.

16 (b). To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises at Tenant’s own risk; and Landlord shall have absolutely no responsibility for any injury to persons, or loss of or damage to property, sustained or occurring in or on the Premises, except to the extent such damage is attributable to the negligence of Landlord or its agents, employees, contractors, guests or invitees; and in particular, not limiting the generality of the foregoing, Landlord shall have no responsibility for injury to persons for loss of, or damage to, property sustained or occurring on or about the elevators, stairways, public corridors, sidewalks, or other appurtenances and facilities used in connection with the Building or the Premises arising out of the use or occupancy of the Building or the Premises by Tenant, or by any person claiming by, through or under Tenant, except to the extent such damage is attributable to or based upon the negligence of Landlord its agents, employees, contractors, guests or invitees and those for whose conduct Landlord is legally responsible.

16 (c). Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing work or from the roof, street or subsurface, unless caused by or due to the negligence of Landlord, its officers, employees, agents or contractors; nor shall Landlord or its agents be liable for any such damage caused by operations in construction of any private, public or quasi-public work unless caused by or due to the negligence of Landlord, its officers, employees, agents or contractors. Landlord shall under no circumstance be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

16 (d). Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action instituted by Tenant against any third party; or by any third party against Tenant; or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

17. FIRE OR OTHER CASUALTY.

17 (a). If the Premises or any part thereof shall be damaged by fire or other casualty insured by Landlord and Tenant shall have given prompt written notice thereof to Landlord, Landlord shall (subject to Sections 17(b) or (c) hereof) proceed with reasonable diligence to repair or cause to be repaired such damage (but in no event shall Landlord be obligated to expend an amount in excess of the net proceeds of insurance made available plus any applicable deductible amount) and if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage, and such damage shall not be due to the fault of the Tenant, its agents, contractors, employees, guests, invitees or licensees, the Annual Base Rental, or an amount thereof apportioned according to the number of square feet of floor space of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid.

17 (b). Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind for Tenant’s improvements, alterations, furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or to replace the same.

17 (c). Notwithstanding subparagraphs (a) and (b) of this Section 17, if:

(i) the Building shall be so damaged by such fire or other casualty that substantial alterations or reconstruction of the Building shall, in Landlord’s reasonable opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or

(ii) the Premises are totally or substantially damaged or rendered wholly or substantially untenantable, or

(iii) the Premises shall be damaged in whole or in part by such fire or other casualty during the last year of the term or any extension thereof which has been exercised prior to the date of such casualty, or

(iv) there is any such damage to the Premises and the cost of repair would exceed an amount equal to seventy-five percent (75%) of the Annual Base Rental payable for the then unexpired portion of the original Term and any extension thereof which has been exercised prior to the date of such casualty; then and in any such event, Landlord may, at its option, by giving written notice to Tenant within ninety (90) days after the date of such damage, terminate this Lease and Tenant’s estate hereunder, as of the date of such termination specified in such notice. The effect of such termination shall be the same as if the date specified in the notice were the date hereinbefore set for the end of the Term and the Annual Base Rental and additional rental hereunder shall be apportioned as of such date.

17 (d). If Landlord fails to complete repairs and restoration within one hundred eighty (180) days after the date of the casualty (without regard to any Force Majeure Event), Tenant shall have the right to cancel this Lease by written notice given to Landlord at any time prior to completion of such repairs and restoration. If the Premises are damaged during the last year of the then current Lease Term, and rendered not usable by Tenant to a material degree, either of Landlord or Tenant may terminate this Lease by giving written notice to the other within sixty (60) days of the casualty occurrence.

18. CONDEMNATION. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and the Annual Base Rental shall be reduced proportionately as to the portion of the Premises so taken. If the portion of the Premises so taken renders the balance of the Premises untenantable, taking into account the nature of the Tenant’s business, either party may terminate this Lease as of the date when Tenant is required to yield possession. All compensation awarded for any taking of the leasehold and/or the improvements thereof shall belong to and be the property of Landlord; provided, however, that nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or removal of Tenant’s furniture, business equipment and such fixtures as Tenant is permitted to remove hereunder, but if and only if such action shall not reduce the amount of compensation otherwise recoverable by Landlord for the value of Landlord’s property (excluding equipment or other property owned by Tenant) from the condemning authority.

19. ASSIGNMENT, MORTGAGING, SUBLETTING

19 (a). Tenant covenants and agrees that neither this Lease nor the terms hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omissions on the part of Tenant, or used or occupied, or permitted to be used or occupied, by anyone other than Tenant, or for any useful purpose other than as stated in Paragraph 2 hereof, or be sublet, without the prior written consent of Landlord in every case, which consent shall not be unreasonably conditioned or withheld. Consent by Landlord to any assignment, mortgaging or subletting shall not constitute a waiver of the necessity for such consent for any subsequent assignment, mortgaging or subletting. This prohibition includes any assignment, encumbrance or subletting which would otherwise occur by operation of law, merger consolidation, reorganization, transfer or other change of Tenant’s corporate or proprietary structure except as specifically provided below.

19 (b). No assignment, subletting or licensing shall affect or reduce the liability of Tenant for the performance of the terms and provisions hereof. If Tenant assigns or subleases, the following shall apply:

(i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share of the Profit on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord’s Share of the Profit shall be paid by the assignee or subtenant to Landlord directly. “Landlord’s Share” shall be fifty percent (50%). The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid solely for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker’s commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord’s Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed. Landlord’s receipt of Landlord’s Share shall not be consent to any further assignment or subletting. The breach of Tenant’s obligation under this shall be a material default of the Lease following notice and cure, if any, provided in Section 21.

19 (c). No Merger. No merger shall result from Tenant’s sublease of the Property or from Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all sub-tenancies or succeed to the interest of Tenant as sublandlord under any or all sub-tenancies.

19 (d). Protection of Superior Interests.

(i) Subordination. Tenant’s rights under this Lease are and shall always be subordinate to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the

Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and materially performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. This paragraph shall be self-operative, and no further instrument of subordination shall be required.

(ii) Attornment. If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease and this Lease shall continue in full force and effect as a direct Lease between such person and Tenant as fully and with the same force and effect as if this Lease had originally been entered into by such person and Tenant. Tenant waives the protection of any statute or rule of law which gives or supports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

(iii) Signing of Documents. Tenant shall sign and deliver any commonly reasonable instrument, their financials or other documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so within fifteen (15) days after written request.

19 (e). Estoppel Certificates. Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Monthly Base Rental and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within fifteen (15) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

19 (f). Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver directly to Landlord’s lender information regarding Tenant’s gross revenues to facilitate the financing or refinancing of the Property. All financial statements shall be confidential and shall be used only for the purposes of financing or refinancing the Property.

20. PERFORMANCE BY TENANT.

20 (a). Tenant covenants and agrees to perform all obligations herein expressed on its part to be performed or observed by it. If Landlord should send a notice specifying the action desired by Landlord as to any such obligations, Tenant agrees to diligently comply with the terms of such notice. If Tenant shall not commence and proceed diligently to comply with such notice within thirty (30) days after delivery thereof, Landlord may, in addition to any rights or remedies provided hereunder or at law, enter upon the Premises without terminating this Lease and do the things specified in said notice. Landlord shall have no liability to Tenant for any loss or damages resulting in any way from such action by Landlord (unless such loss or damage is caused by negligence or willful misconduct of Landlord), and Tenant agrees to pay promptly upon demand, as additional rents, any expense incurred by Landlord in taking such action.

20 (b). Notwithstanding anything in this Lease to the contrary, Landlord shall have the right to immediately enter the Premises to correct any situation which, in the reasonable discretion of Landlord, is deemed to be of an emergency nature. Landlord shall have no liability to Tenant for any loss or damages resulting in any way from such action by Landlord, and Tenant agrees to pay promptly upon demand as additional rent any expenses incurred by Landlord in taking such action, unless such situation was caused by the negligence of Landlord, its employees, agents or contractors.

21. DEFAULT; REMEDIES.

21 (a). It shall, at Landlord’s option, be deemed a breach of this Lease if Tenant defaults (a) in the making of any payment of money pursuant to this Lease when due, or (b) in fulfilling any other term, covenant, condition, provision or agreement of this Lease if said default under this clause (b) continues to exist at the expiration of ten (10) days after written notice thereof given by Landlord to Tenant but in no event shall Landlord be required to give notice regarding a default of the same nature more than twice in any 12 month consecutive period.

21 (b). In the event that Landlord elects, pursuant to Paragraph 21(a), to declare a breach of this Lease, then Landlord shall have the right to terminate this Lease by giving to Tenant notice of Landlord’s intention to end the term of this Lease, and upon the giving of such notice the term of this Lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the term hereof and Tenant shall then immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to so quit and surrender the Premises as aforesaid, Landlord shall have the right, without notice (except as provided below) to reenter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise, and remove their effects and regain possession of the Premises (but Landlord shall not be obligated to effect such removal).

21 (c). In the event of any breach of this Lease by Tenant (and regardless of whether or not Tenant has abandoned the Premises), this Lease shall not terminate unless Landlord,

at Landlord’s option, elects at any time when Tenant is in breach of this Lease to terminate this Lease as provided in Paragraph (b) of this Section. For so long as this Lease so continues in effect, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including without limitation the right to recover all rent as it becomes due hereunder or the right to terminate Tenant’s right of possession without terminating this Lease. For the purposes of Paragraph (b) or this Paragraph (c), the following shall not constitute termination of this Lease: (1) acts of maintenance or preservation or efforts to relet the Premises, or (2) the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease.

21 (d). In the event of termination of this Lease or termination of Tenant’s right to possession without a termination of this Lease (as the result of Tenant’s breach of this Lease or pursuant to Section 21) Landlord shall have the right:

(i) To remove any and all persons and property from the Premises, and pursuant to such rights and remedies as the law of the State of Arizona shall then provide or permit, but Landlord shall not be obligated to effect such removal. Said property may, at Landlord’s option, be stored or otherwise dealt with as such laws may then provide or permit, including but not limited to the right of Landlord to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

(ii) To recover from Tenant damages, which shall include but shall not be limited to: (a) the worth at the time of award of the amount by which the unpaid rent (including but not limited to rent pursuant to Section 4 even if determined at a later date) for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided for the same period; (b) such expenses as Landlord may reasonably incur for legal expenses, attorney’s fees and court costs, for reletting (including but not limited to advertising), for brokerage, for putting the Premises in good order, condition and repair, and for keeping the Premises in good order, condition and repair (before and after Landlord has prepared the same for reletting), and all costs (including but not limited to attorneys’ and receivers’ fees) incurred in connection with the appointment of and performance by any receiver; and (c) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (a), the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. If Tenant has abandoned the Property, Landlord shall have the option of retaking possession of the Property and recovering from Tenant the amount specified in this or other proceeding.

(iii) To enforce to the extent permitted by the laws of the State of Arizona then in force and effect any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

21 (e). No failure by the parties hereto to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition by either party. No agreement, term, covenant or condition hereof to be performed or complied with by the respective party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

21 (f). If Tenant shall default in the performance of any obligation on Tenant’s part to he performed under this Lease, Landlord may, after notice and expiration of the applicable cure period if any, immediately, or at any time thereafter, without further notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any term, covenant, condition, provision or agreement hereof, or, if Landlord is compelled to incur or elects to incur any expense (including reasonable attorney’s fees in instituting, prosecuting or defending any action or proceedings, whether or not such action or proceeding proceeds to judgment) by reason of any default of Tenant hereunder beyond the applicable cure period, the sum or sums so paid by Landlord with interest at the rate of eighteen percent (18%) per annum (herein referred to as “Default Rate”), shall be deemed to be an additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses.

22. REMEDIES CUMULATIVE. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

23. ARBITRATION. All controversies, disputes or claims arising out of or in any manner relating to this Lease or to the interpretation, breach or enforcement of this Lease (the “Claims”) shall be submitted to arbitration under the provisions of the American Arbitration Association. The arbitration shall be held in the City of Phoenix, Arizona. The award made by the arbitration shall be final, binding and conclusive on all parties hereto for all purposes and judgment may be entered thereon by the Superior Court, or any other court having jurisdiction thereof based upon such award. The cost of the arbitration and the arbitrators’ fees shall be paid equally by the parties. The arbitrators may award reasonable attorneys’ fees to the prevailing party.

24. DELAYS; DEFAULT BY LANDLORD.

24 (a). Neither party shall be responsible for any delay or failure in the observance or performance of any term or condition of this Lease to be observed or performed by such party to the extent that such delay results from action or order of governmental authorities; civil commotions, strikes, fires, acts of God or the public enemy; inability to procure labor, material fuel, electricity, or other forms of energy; or any other cause beyond the reasonable control of such party, whether or not similar to the matters herein specifically enumerated (herein referred to collectively as “Force Majeure”). Any delay shall extend by like time any period of performance for an adequate period of time to compensate for the event and shall not be deemed a breach of or failure to perform this Lease or any provisions hereof.

24 (b). In the event of any default under this Lease by Landlord, Tenant shall give written notice of such default to Landlord and shall have offered Landlord a reasonable opportunity not to exceed thirty (30) days (or such additional time as may be reasonably required to cure such default if Landlord commences actions required to cure such default within thirty (30) days and diligently pursues the same to completion) to correct and cure the default. Tenant also agrees to give the holders of any mortgages or deeds of trust (“Mortgagees”), a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the aforesaid time limit, then the Mortgagees shall have an additional twenty (20) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

25. SUCCESSORS AND ASSIGNEES. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors in trust, successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment of Tenant has been consented to in writing by Landlord as herein provided or to which no consent is required.

26. NOTICES.

26 (a). All notices from Tenant to Landlord shall be in writing and shall be delivered personally or via reputable overnight courier or mailed postage prepaid by U.S. certified or registered mail, return receipt requested, and shall also be emailed directly to Landlord, c/o Ritter Development at the address set forth in the first paragraph of this Lease as well as to Dean Formanek as the address set forth herein. All notices from Landlord to Tenant shall be in writing and shall be delivered personally or via reputable overnight courier or mailed postage prepaid by U.S. certified or registered mail, return receipt requested, to Tenant at the address set forth in the first paragraph of this Lease. Either party may designate in writing, as designated in this Paragraph, a substitute address for notices, and thereafter notices shall be directed to such substitute address and noted in the Fundamental Lease Provision section of this Lease. All notices shall be deemed to have been given on the date of written acknowledgement of receipt or a date on the notice of a recognized courier service indicating that delivery was attempted to be made but was not accepted.

26 (b). After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground Landlord under a lease with landlord, as ground Tenant, which includes the Premises, Tenant shall send a copy of any Tenant notice to Landlord to such holder or ground landlord, and the curing of any of Landlord’s defaults by such holder or ground landlord shall be treated as performance by Landlord. For the purposes of this Lease the term “mortgage” when used in the context of a landlord’s mortgage includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s interest).

27. TIME OF THE ESSENCE. Time is of the essence of this Lease and of each provision hereof.

28. APPLICABLE LAW. This Lease shall be construed under the laws of the State of Arizona.

29. CAPTIONS AND HEADINGS. Captions and headings are for convenience and reference only.

30. BROKERAGE COMMISSIONS. Landlord shall pay a brokerage fee to CBRE and Grubb and Ellis (collectively, “Broker”) in accordance with separate written agreements between Landlord and Broker. Landlord and Tenant each agree to indemnify, defend and hold the other harmless for, from and against any cost, expense or liability (including attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Lease or its negotiation other than Broker as a result of the action of the indemnifying party.

31. NO MODIFICATIONS. This Lease is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their officers, employees, agents or affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

32. SEVERABILITY. If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

33. TRANSFER BY LANDLORD. In the event of any sale, transfer or other disposition of Landlord’s interest in the Building, Landlord shall automatically and without any further act or instrument be released and relieved of and from any and all obligations and liabilities of Landlord accruing from and after the date of such transfer and in such event Landlord’s successor or transferee by accepting such sale, transfer and assignment shall hereby automatically assume and be liable for all obligations and liabilities of Landlord which accrue from and after such sale or transfer and Tenant agrees to look solely to such successor or transferee for the performance of any such duties and obligations and in satisfaction of all such liabilities under this Lease. Landlord’s liability under this Lease shall be limited to its interest in the Premises as defined in Section 1 of the Lease, including the real property and any improvements thereon and any proceeds derived therefrom.

34. OPTIONS TO RENEW.

34 (a). Landlord hereby grants to Tenant one (1) option (“Extension Option”) to extend the Lease Term, for a five (5) year period, upon the same terms and conditions as those set forth in this Lease for the initial Lease Term except with respect to Monthly Base Rental. Tenant may exercise its option to extend by delivery of written notice (an “Extension Option Notice”) to Landlord of its intention to exercise the Extension Option as of the date which is at least six (6) months prior to the end of the then current Lease Term (“Extension Option Date”). It shall be a condition precedent to the Extension Option that (i) there shall not then exist any event of default beyond any applicable notice and cure period as of the Extension Option Date and (ii) this Lease shall be in full force and effect. Annual Base Rental for any extension period shall be at the Current Market Rate. “Current Market Rate” shall be defined as the bona fide rates, terms and conditions then being paid by tenants in “arm’s length” transactions for comparable space in comparable buildings in the same geographic submarket as the Property, recognizing that there shall be no brokerage fees payable in the transaction. Current Market Rate shall be determined as set forth in this Section 34.

34 (b). Landlord shall notify Tenant in writing of Landlord’s determination of the Current Market Rate within fifteen (15) days following receipt of Tenant’s Extension Option Notice. If, within fifteen (15) days after receipt of Landlord’s notice, Tenant accepts Landlord’s determination of Current Market Rate, Landlord will prepare an appropriate amendment to the Lease. If, within fifteen (15) days after receipt of such market rate notice, Tenant fails to notify Landlord in writing of Tenant’s objections to Landlord’s proposed Current Market Rate, Tenant shall be deemed to have accepted Landlord’s Current Market Rate. In the event Tenant rejects Landlord’s determination of Current Market Rate, the parties agree to negotiate their differences in good faith within thirty (30) days following Tenant’s notice of objection to Landlord. If the parties fail to agree on a Current Market Rate within the 30-day period, then Tenant shall have ten (10) days thereafter within which to withdraw its Extension Option Notice or to notify Landlord of its desire to arbitrate the Current Market Rate. If Tenant fails to notify Landlord of its election within the 10-day period, Tenant shall be deemed to have elected to arbitrate as of the last day of the 10-day period, and the determination of Current Market Rate shall be settled by arbitration in accordance with this Section 34.

34 (c). In the event of a continuing dispute concerning Current Market Rate, Tenant and Landlord shall each appoint a local appraiser who is a member of the American Institute of Real Estate Appraisers, or if it shall not then be in existence, a member of the most nearly comparable organization, and who has a minimum of five (5) years experience in the Tempe, Arizona commercial leasing market, who is licensed by the State of Arizona, and who is not affiliated with either party or involved in an active transaction in which either party is also involved. Each party shall notify the other as to the name and address of the appraiser selected within ten (10) days after the arbitration election date. Each appraiser shall, during the next fifteen (15) days, calculate the Current Market Rate and notify both parties of said determination of Current Market Rate. If the two appraisers agree upon a Current Market Rate, such determination shall be final and binding on the parties. If the difference between the rate calculated by each appraiser is One Dollar ($1.00) per rentable square foot or less, the rates calculated by the two appraisers will be averaged and the resulting figure will be the agreed upon Current Market Rate. If the difference between the rates calculated by each appraiser is more than One Dollar ($1.00) per rentable square foot, the two appraisers shall select a third appraiser, who shall satisfy the same professional qualification requirements set forth above, and the appraisers will then notify Landlord and Tenant of such appraiser’s name, address and selection within ten (10) days following the failure of the parties to agree upon the Current Market Rate. The third appraiser will select one or the other of the two calculations of Current Market Rate submitted by the other two appraisers and will notify the parties and the appraisers within ten (10) days of being selected to make the Current Market Rate determination. The determination of the third appraiser shall be final and binding on Landlord and Tenant.

35. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

36. CONFLICT AND LEGAL COSTS.

36 (a). If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold

Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (c) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

36 (b). Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorney’s fees incurred in connection with Tenant’s request for Landlord’s consent under Article Nineteen (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent. Such fees shall not exceed $2,000.00.

37. WAIVER. Tenant waives the protection of any statute, code or judicial decision, which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 17 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND EXHIBITS AND BY THE EXECUTION OF THIS LEASE, AND EXHIBITS SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF THE LANDLORD AND TENANT IN RESPECT TO THE PREMISES.

THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR COUNSEL AS TO THE LEGAL CONSEQUENCES OF THIS LEASE. AN ATTORNEY FOR THE STATE OF ARIZONA SHOULD BE CONSULTED.

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have each duly executed this Lease under their respective seals as of the day and year written below.

Executed at Los Angeles, Ca 90265 on March 3, 2008.

By LANDLORD

BoMin2035M LLC, an Arizona Limited Liability Company

By:	/s/ Roberta Ritter
Name:	Roberta Ritter
Title:	Manager

Executed at Tempe, Arizona on February 29, 2008

BY TENANT

LifeLock, Inc., a Delaware corporation

By:	/s/ Edward LaCasse
Name:	Edward LaCasse
Title:	Director of Procurement, LifeLock

EXHIBIT “A”

LEGAL DESCRIPTION

Lot 19, except the South 110.00 feet and Lot 18 of University Industrial Park as recorded in Book 177 of Maps, page 3, Records of Maricopa County, Arizona

Also known as Maricopa County Tax Parcel - 124-39-048A

EXHIBIT “B”

PERSONAL PROPERTY LOCATED IN BUILDING

See attached

EXHIBIT “B”

PERSONAL PROPERTY LOCATED IN BUILDING

See attached

EXHIBIT “B”

PERSONAL PROPERTY LOCATED IN BUILDING

TABLE OF CONTENTS

MODEL	DESCRIPTION	SIZE	QUANTITY

Model A	Desk	3ft X 5ft	99
Model B	Desk	10ft X 10ft	8
Model C	Desk	10ft X 10ft	6
Model D	Desk	3ft X 5 ft	53
Model E	Desk	3ft X 5ft L SHAPE	47
Model F	Executive Office Desks
Model G	Break room table
Model H	Conference Table
Model I	Call Center Desks	4 Rows of 4 Desks	16 (total)
Server Cabinets
Liebert 30KVA
KODAK IMAGE LINK RETRIEVAL MACHINE
Four Drawer Filing Cabinets		3
Two Drawer Filing Cabinets (Large)		27
Five Drawer Filing Cabinets		9
Two Drawer Filing Cabinets (Small)		7
2 Drawer Side by Side Filing Cabinets		2
UPS Exchanges		5
Fargo ID Printer		1
Agent View Tickers		5
Kenmore Refrigerator		1
Breakroom
Toaster Oven		1
Curtis Alpha Mod 30 Coffee Maker		2
Round Tables		7
Rectangle Tables		6
Chairs		48

MODEL A

MODEL A

Desk

Size: 3ft X 5ft

Quantity: 99

Location in building:

MODEL B

MODEL B

Desk

Size: 10ft X 10ft

Quantity: 8

Location in building:

MODEL C

MODEL C

Desk

Size: 10ft X 10ft

Quantity: 6

Location in building:

MODEL D

MODEL D

Desk

Size: 3ft X 5ft

Quantity: 53

Location in building: Southside (D)

MODEL E

MODEL E

Desk

Size: 3ft X 5ft L SHAPE

Quantity:

Location in building: Southwest corner of main room

EXECUTIVE OFFICE DESKS

The following are photos of executive office desks located along the south side of the building

EXECUTIVE OFFICE DESKS (con’t)

MODEL G - BREAKROOM TABLE

Model G

Breakroom table

Quantity: 13

Location: Breakroom (G)

MODEL H

MODEL H

Conference Table

Quantity: 1

Location: Westside conference room (H)

MODEL I

MODEL I

Call Center Desks

Quantity: 4 rows of 4

Location: Westside call center room (I)

SERVER CABINETS

Location: J

KODAK IMAGE LINK RETRIEVAL MACHINE

Location: K